                                   EXHIBIT 11

                             CAM DATA SYSTEMS, INC.

                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

                                                                          PRIMARY NET INCOME PER SHARE
                                                                               THREE MONTHS ENDED
                                                                        ----------------------------------
                                                                         JUNE 30                 JUNE 30
                                                                           1996                    1995
                                                                        ----------              ----------
Net income applicable to common and
  common equivalent shares                                              $  287,800              $  177,700
                                                                        ==========              ==========

Average number of common shares
  outstanding during the period                                          1,942,400               1,926,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period                                    223,500                  80,700
                                                                        ----------              ----------
Common and common equivalent shares                                      2,165,900               2,006,700
                                                                        ==========              ==========

Net income per share                                                    $      .13              $      .09
                                                                        ==========              ==========


                                                                       FULLY DILUTED NET INCOME PER SHARE
                                                                               THREE MONTHS ENDED
                                                                        ----------------------------------
                                                                         JUNE 30                 JUNE 30
                                                                           1996                    1995
                                                                        ----------              ----------
Net income applicable to common and
  common equivalent shares                                              $  287,800              $  177,700
                                                                        ==========              ==========

Average number of common shares
  outstanding during the period                                          1,954,200               1,926,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period                                    214,500                  80,700
                                                                        ----------              ----------
Common and common equivalent shares                                      2,168,700               2,006,700
                                                                        ==========              ==========

Net income per share                                                    $      .13              $      .09
                                                                        ==========              ==========

- -------------------------------------------------------------------------------

                                   EXHIBIT 11

                             CAM DATA SYSTEMS, INC.

                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

                                                                          PRIMARY NET INCOME PER SHARE
                                                                                NINE MONTHS ENDED
                                                                        ----------------------------------
                                                                         JUNE 30                 JUNE 30
                                                                           1996                    1995
                                                                        ----------              ----------
Net income applicable to common and
  common equivalent shares                                              $  615,600              $  189,800
                                                                        ==========              ==========

Average number of common shares
  outstanding during the period                                          1,941,500               1,926,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period                                    193,300                  64,200
                                                                        ----------              ----------
Common and common equivalent shares                                      2,134,800               1,990,200
                                                                        ==========              ==========

Net income per share                                                    $      .29              $      .10
                                                                        ==========              ==========


                                                                       FULLY DILUTED NET INCOME PER SHARE
                                                                                NINE MONTHS ENDED
                                                                       -----------------------------------
                                                                         JUNE 30                 JUNE 30
                                                                           1996                    1995
                                                                       -----------             -----------
Net income applicable to common and
  common equivalent shares                                              $  615,600              $  189,800
                                                                        ==========              ==========

Average number of common shares
  outstanding during the period                                          1,954,200               1,926,000

Net shares assumed issued using
  treasury stock method for stock
  options outstanding during the period                                    214,500                  80,700
                                                                        ----------              ----------
Common and common equivalent shares                                      2,168,700               2,006,700
                                                                        ==========              ==========

Net income per share                                                    $      .28              $      .09
                                                                        ==========              ==========


- ------------------------------------------------------------------------------


                                       14